Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2005, relating to the consolidated financial statements of Silver Wheaton Corp. (formerly Chap Mercantile Inc.) appearing in the Annual Report on Form 40-F of Silver Wheaton Corp. for the four month period ended December 31, 2004 and for the three year period ended August 31, 2004.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Independent Registered Chartered Accountants

Vancouver, British Columbia, Canada

September 2, 2005